Exhibit 99

Acadia Healthcare Reports Third Quarter 2023 Results and Updates Guidance Ranges to Reflect Continued Strong Business Growth and Momentum

Same Facility Revenue Increases 13%

FRANKLIN, Tenn.--(BUSINESS WIRE)--November 2, 2023--Acadia Healthcare Company, Inc. (“Acadia”) (NASDAQ: ACHC) today announced financial results for the third quarter ended September 30, 2023.

Third Quarter Highlights

  Revenue totaled $750.3 million, an increase of 12.5% over the third quarter of 2022
  Same facility revenue increased 13.0% compared with the third quarter of 2022, including an increase in revenue per patient day of 6.6% and an increase in patient days of 6.0%
  Net loss attributable to Acadia totaled $217.7 million, or $2.39 per diluted share, including the impact of legal settlements expense of $394.2 million, less expected tax benefits
  Adjusted income attributable to Acadia was $83.9 million, or $0.91 per diluted share, excluding $0.04 of income from the Provider Relief Fund (“PRF”) established under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act
  Adjusted EBITDA was $175.9 million, an increase of 13.4% over the third quarter of 2022, excluding income from the PRF
  Continued progress on the execution of the Company’s growth strategy through opening two new hospitals with joint venture partners and two comprehensive treatment centers (“CTCs”)

A reconciliation of all non-GAAP financial measures in this press release begins on page 9.

Third Quarter Results

Chris Hunter, Chief Executive Officer of Acadia, remarked, “Our results for the third quarter reflect our continued execution on our growth strategy as well as strong operational execution across all four of our business lines. Our dedicated employees and clinicians are addressing the nation’s critical need for safe, high-quality treatment for mental health and substance use issues.

“We produced strong financial results with impressive top line growth and favorable volume trends compared with the third quarter of 2022. We are pleased that the overall labor market is stabilizing with our base wage inflation continuing to decline. We expect the strategic technology investments we have made will further enhance our performance, drive efficiencies, and support strong clinical outcomes. Demand for our services is continuing to rise, and we are confident that we have a solid foundation and the right strategy in place to capitalize on this demand and deliver significant, sustainable value creation.”

Strategic Investments for Long-Term Growth

During the third quarter of 2023, the Company continued to make progress in meeting its strategic growth objectives with the following accomplishments across its five defined growth pathways:

  Facility Expansions – Added a total of 204 beds to existing facilities through the first nine months of the year, on track to meet the Company’s goal to add 300 beds by the end of 2023.
  De Novo Facilities – Opened two CTCs offering medication-assisted treatment for patients dealing with opioid use disorder, bringing Acadia’s total to four CTCs opened this year. The Company expects to meet its objective of adding a total of six CTCs in 2023. Additionally, the Company remains on track to open two de novo acute inpatient hospitals by the end of the year – the renovated 101-bed adult hospital and outpatient facility are part of the Montrose Behavioral Health Hospital in Chicago, Illinois, as well as an 80-bed inpatient hospital, Coachella Valley Behavioral Health, in Indio, California.
  Joint Ventures – Opened two new behavioral health hospitals with joint venture partners, Bronson Healthcare in Michigan, and Geisinger in Pennsylvania, early in the third quarter. These facilities have made favorable progress to date as they continue to ramp up admissions. The Company also broke ground and commenced construction in early November on the previously announced behavioral health hospital with joint venture partner ECU Health, eastern North Carolina’s premier health system. Acadia has 20 joint venture partnerships for 21 hospitals, with 11 hospitals already in operation and 10 additional hospitals expected to open over the next few years.
  Acquisitions – Announced a definitive agreement to acquire Turning Point Centers, a 76-bed specialty provider of substance use disorder and primary mental health treatment services that supports the Salt Lake City, Utah, metropolitan market. The transaction is expected to close by the end of the year.
  Extend Continuum of Care – Expanded treatment options by adding three outpatient programs during the third quarter, bringing Acadia’s total to 26 outpatient programs added during the nine months ended September 30, 2023. These programs include Partial Hospitalization Programs (PHP), Intensive Outpatient Programs (IOP) or virtual services.

Cash and Liquidity

Acadia has a strong financial position with sufficient capital to make strategic investments in its business. As of September 30, 2023, the Company had $99.6 million in cash and cash equivalents and $520 million available under its $600 million revolving credit facility with a net leverage ratio of approximately 2.0x.

Litigation Resolution

As described in the Form 8-K the Company filed on October 30, 2023, Acadia entered into settlement agreements with the respective plaintiffs across the three cases related to the previously disclosed litigation in New Mexico. Under the terms of these settlement agreements, which are subject to approval by the New Mexico State District Court, and which fully resolve each of the cases and include no admission or finding of liability by Acadia or Desert Hills, the Company will pay an aggregate amount of $400 million in exchange for the release and discharge of all related claims. The Company currently intends to pay the funds from a combination of insurance, cash on hand and existing credit lines.

Looking Ahead

Hunter concluded, “The World Health Organization recently recognized the importance of mental health as a universal human right. This theme is fundamental to Acadia’s mission, and our focus of ensuring access to industry-leading, high-quality care for all those in need of our services. As the nation’s largest stand-alone behavioral health provider, we are committed to applying our recognized scale and expertise to help set the standards for care that address the escalating demand for behavioral health and substance use treatment. We continue to look for opportunities and innovation that support patients across the continuum of care and help to expand the scope of those we serve. Our results to date demonstrate our ability to execute our strategy with favorable results, and we believe 2024 will be another year of impressive growth and progress for Acadia. We are proud of the work we are doing and are committed to providing safe, quality care for the patients, families and communities we serve and creating long-term value for our stockholders.”

Financial Guidance

Acadia today adjusted its previously announced financial guidance for 2023 for the following:

2023 Guidance Range
Revenue	$2.90 to $2.92 billion
Adjusted EBITDA, excluding income from the PRF	$665 to $675 million
Adjusted earnings per diluted share, excluding income from the PRF	$3.33 to $3.43
Expansion capital expenditures	$300 to $350 million

The Company affirmed the previously announced financial guidance for the following:

Interest expense	$82 to $85 million
Tax rate	25% to 26%
Depreciation and amortization expense	$125 to $135 million
Stock compensation expense	$30 to $35 million
Operating cash flows	$450 to $500 million
Maintenance capital expenditures	$40 to $50 million
IT capital expenditures	$35 to $45 million

The Company’s guidance does not include the impact of any future acquisitions, divestitures, transaction-related expenses, legal settlements expense or recognition of additional income from the CARES Act.

Conference Call

Acadia will hold a conference call to discuss its third quarter financial results at 8:00 a.m. Central Time/9:00 a.m. Eastern Time on Friday, November 3, 2023. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available for 30 days.

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. As of September 30, 2023, Acadia operated a network of 253 behavioral healthcare facilities with approximately 11,100 beds in 39 states and Puerto Rico. With approximately 23,000 employees serving more than 75,000 patients daily, Acadia is the largest stand-alone behavioral healthcare company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our facility expansions, acquisitions, joint ventures and de novo transactions; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and commercial payors; (iv) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (vi) potential disruptions to our information technology systems or a cybersecurity incident; and (vii) potential operating difficulties, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; changes in competition and client preferences; and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, except per share amounts)

Revenue	$750,334	$666,732	$2,185,938	$1,935,104

Salaries, wages and benefits (including equity-based compensation expense of $8,163, $7,240, $23,140 and $21,745, respectively)	394,150	352,582	1,171,960	1,027,732
Professional fees	45,540	40,367	130,468	117,718
Supplies	27,147	25,570	79,312	74,291
Rents and leases	11,731	11,339	34,880	33,780
Other operating expenses	104,048	88,993	290,798	255,355
Income from provider relief fund	(4,442)	(7,656)	(4,442)	(16,206)
Depreciation and amortization	33,388	29,573	96,969	87,627
Interest expense, net	20,742	18,003	61,651	50,355
Legal settlements expense	394,181	—	394,181	—
Loss on impairment	—	—	8,694	—
Transaction-related expenses	11,247	10,859	26,792	18,381
Total expenses	1,037,732	569,630	2,291,263	1,649,033
(Loss) income before income taxes	(287,398)	97,102	(105,325)	286,071
(Benefit from) provision for income taxes	(71,873)	24,056	(29,907)	69,183
Net (loss) income	(215,525)	73,046	(75,418)	216,888
Net income attributable to noncontrolling interests	(2,185)	(1,947)	(3,978)	(4,873)
Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(217,710)	$71,099	$(79,396)	$212,015

(Loss) earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$(2.39)	$0.79	$(0.87)	$2.37
Diluted	$(2.39)	$0.78	$(0.87)	$2.31

Weighted-average shares outstanding:
Basic	91,168	89,833	90,852	89,607
Diluted	91,168	91,723	90,852	91,668

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2023	2022
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$99,591	$97,649
Accounts receivable, net	362,666	322,439
Other current assets	241,218	86,037
Total current assets	703,475	506,125
Property and equipment, net	2,145,599	1,952,045
Goodwill	2,225,962	2,222,805
Intangible assets, net	73,811	76,041
Deferred tax assets	2,850	2,950
Operating lease right-of-use assets	122,090	135,238
Other assets	72,431	92,697
Total assets	$5,346,218	$4,987,901

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$26,563	$21,250
Accounts payable	149,874	104,723
Accrued salaries and benefits	122,264	125,298
Current portion of operating lease liabilities	26,242	26,463
Other accrued liabilities	539,947	110,592
Total current liabilities	864,890	388,326
Long-term debt	1,349,954	1,364,541
Deferred tax liabilities	70,450	92,588
Operating lease liabilities	104,873	116,429
Other liabilities	145,907	125,033
Total liabilities	2,536,074	2,086,917
Redeemable noncontrolling interests	97,582	88,257
Equity:
Common stock	912	899
Additional paid-in capital	2,637,658	2,658,440
Retained earnings	73,992	153,388
Total equity	2,712,562	2,812,727
Total liabilities and equity	$5,346,218	$4,987,901

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
	(In thousands)
Operating activities:
Net (loss) income	$(75,418)	$216,888
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	96,969	87,627
Amortization of debt issuance costs	2,485	2,440
Equity-based compensation expense	23,140	21,745
Deferred income taxes	(21,655)	20,176
Legal settlements expense	394,181	—
Loss on impairment	8,694	—
Other	1,423	2,422
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(40,227)	(35,538)
Other current assets	(77,165)	(28,692)
Other assets	309	3,373
Accounts payable and other accrued liabilities	23,057	7,729
Accrued salaries and benefits	(3,038)	(8,831)
Other liabilities	17,723	10,303
Government relief funds	(4,442)	(32,617)
Net cash provided by operating activities	346,036	267,025

Investing activities:
Cash paid for acquisitions, net of cash acquired	(349)	—
Cash paid for capital expenditures	(285,410)	(208,792)
Proceeds from sale of property and equipment	633	1,784
Other	(1,925)	(6,802)
Net cash used in investing activities	(287,051)	(213,810)

Financing activities:
Borrowings on revolving credit facility	40,000	—
Principal payments on revolving credit facility	(35,000)	(85,000)
Principal payments on long-term debt	(15,938)	(13,281)
Repurchase of shares for payroll tax withholding, net of proceeds from stock option exercises	(45,193)	(7,541)
Contributions from noncontrolling partners in joint ventures	2,538	13,178
Distributions to noncontrolling partners in joint ventures	(3,480)	(1,004)
Other	30	39
Net cash used in financing activities	(57,043)	(93,609)

Net increase (decrease) in cash and cash equivalents	1,942	(40,394)
Cash and cash equivalents at beginning of the period	97,649	133,813
Cash and cash equivalents at end of the period	$99,591	$93,419

Effect of acquisitions:
Assets acquired, excluding cash	$6,766	$—
Liabilities assumed	(128)	—
Redeemable noncontrolling interest resulting from an acquisition	(6,289)	—
Cash paid for acquisitions, net of cash acquired	$349	$—

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Same Facility Results (1)
Revenue	$744,868	$659,336	13.0%	$2,161,096	$1,920,229	12.5%
Patient Days	774,996	731,282	6.0%	2,285,467	2,160,232	5.8%
Admissions	49,658	47,260	5.1%	147,734	139,430	6.0%
Average Length of Stay (2)	15.6	15.5	0.9%	15.5	15.5	-0.1%
Revenue per Patient Day	$961	$902	6.6%	$946	$889	6.4%
Adjusted EBITDA margin (3)	29.8%	29.6%	20 bps	29.1%	28.8%	30 bps
Adjusted EBITDA margin excluding income from provider relief fund	29.2%	28.4%	80 bps	28.9%	28.0%	90 bps

Facility Results
Revenue	$750,334	$666,732	12.5%	$2,185,938	$1,935,104	13.0%
Patient Days	779,296	738,702	5.5%	2,306,109	2,179,805	5.8%
Admissions	50,302	47,692	5.5%	150,237	139,930	7.4%
Average Length of Stay (2)	15.5	15.5	0.0%	15.3	15.6	-1.5%
Revenue per Patient Day	$963	$903	6.7%	$948	$888	6.8%
Adjusted EBITDA margin (3)	28.7%	28.7%	0 bps	28.0%	28.3%	-30 bps
Adjusted EBITDA margin excluding income from provider relief fund	28.1%	27.5%	60 bps	27.8%	27.4%	40 bps
(1) Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.
(2) Average length of stay is defined as patient days divided by admissions.
(3) For each of the three and nine months ended September 30, 2023, includes income from provider relief fund of $4.4 million. For the three and nine months ended September 30, 2022, includes income from provider relief fund of $7.7 million and $16.2 million, respectively.

Acadia Healthcare Company, Inc.
Reconciliation of Net (Loss) Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)

Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(217,710)	$71,099	$(79,396)	$212,015
Net income attributable to noncontrolling interests	2,185	1,947	3,978	4,873
(Benefit from) provision for income taxes	(71,873)	24,056	(29,907)	69,183
Interest expense, net	20,742	18,003	61,651	50,355
Depreciation and amortization	33,388	29,573	96,969	87,627
EBITDA	(233,268)	144,678	53,295	424,053

Adjustments:
Equity-based compensation expense (a)	8,163	7,240	23,140	21,745
Transaction-related expenses (b)	11,247	10,859	26,792	18,381
Legal settlements expense (c)	394,181	—	394,181	—
Loss on impairment (d)	—	—	8,694	—
Adjusted EBITDA	$180,323	$162,777	$506,102	$464,179

Adjusted EBITDA margin	24.0%	24.4%	23.2%	24.0%

Adjusted EBITDA excluding income from provider relief fund	$175,881	$155,121	$501,660	$447,973

Adjusted EBITDA margin excluding income from provider relief fund	23.4%	23.3%	22.9%	23.1%

See footnotes on page 11.

Acadia Healthcare Company, Inc.
Reconciliation of Net (Loss) Income Attributable to Acadia Healthcare Company, Inc. to
Adjusted Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except per share amounts)

Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(217,710)	$71,099	$(79,396)	$212,015

Adjustments to income:
Transaction-related expenses (b)	11,247	10,859	26,792	18,381
Legal settlements expense (c)	394,181	—	394,181	—
Loss on impairment (d)	—	—	8,694	—
(Benefit from) provision for income taxes	(71,873)	24,056	(29,907)	69,183
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	115,845	106,014	320,364	299,579
Income tax effect of adjustments to income (e)	28,756	27,148	79,947	76,662
Adjusted income attributable to Acadia Healthcare Company, Inc.	87,089	78,866	240,417	222,917
Income from provider relief fund, net of taxes	(3,237)	(5,579)	(3,237)	(11,809)
Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund	$83,852	$73,287	$237,180	$211,108

Weighted-average shares outstanding - diluted (f)	91,655	91,723	91,684	91,668

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.95	$0.86	$2.62	$2.43
Income from provider relief fund, net of taxes, per diluted share	(0.04)	(0.06)	(0.04)	(0.13)
Adjusted income attributable to Acadia Healthcare Company, Inc., excluding income from provider relief fund, per diluted share	$0.91	$0.80	$2.58	$2.30

See footnotes on page 11.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including those listed below, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. These non-GAAP financial measures include, and are defined, as follows:

• EBITDA: net (loss) income attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, (benefit from) provision for income taxes, net interest expense and depreciation and amortization.

• Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, loss on impairment, legal settlements expense and transaction-related expenses.

• Adjusted EBITDA excluding income from provider relief fund: Adjusted EBITDA adjusted for income from provider relief fund.

• Adjusted EBITDA margin: Adjusted EBITDA divided by revenue.

• Adjusted EBITDA margin excluding income from provider relief fund: Adjusted EBITDA excluding income from provider relief fund divided by revenue.

• Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.: net (loss) income attributable to Acadia Healthcare Company, Inc. adjusted for transaction-related expenses, loss on impairment, legal settlements expense and (benefit from) provision for income taxes.

• Adjusted income attributable to Acadia Healthcare Company, Inc.: Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.

• Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund: Adjusted income attributable to Acadia Healthcare Company, Inc. adjusted for income from provider relief fund.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia primarily related to termination, restructuring, management transition, acquisition and other similar costs.

(c) Represents legal settlements expense related to the Desert Hills litigation.

(d) During the second quarter of 2023, we recorded non-cash impairment charges totaling $8.7 million related to the closure of certain facilities.

(e) Represents the income tax effect of adjustments to income based on tax rates of 24.8% and 25.6% for the three months ended September 30, 2023 and 2022, respectively, and 25.0% and 25.6% for the nine months ended September 30, 2023 and 2022, respectively.

(f) For the three and nine months ended September 30, 2023, approximately 0.5 million and 0.8 million, respectively, outstanding shares of restricted stock and shares of common stock issuable upon exercise of outstanding stock option awards have been included in the calculation of weighted-average shares outstanding-diluted. These shares are excluded from the calculation of diluted earnings per share in the condensed consolidated statement of operations because the net loss for the three and nine months ended September 30, 2023 causes such securities to be anti-dilutive.

Contacts

Gretchen Hommrich
Vice President, Investor Relations
(615) 861-6000